    As filed with the Securities and Exchange Commission on February 8, 2000.
                                                      Registration No. 333-72325
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------


                           PINNACLE GLOBAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                      ------------------------------------

                  TEXAS                                  76-0583569
      (State or Other Jurisdiction                    (I.R.S. Employer
    of Incorporation or Organization)                Identification No.)

                           5599 SAN FELIPE, SUITE 555
                              HOUSTON, TEXAS 77056
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                      ------------------------------------

                           PINNACLE GLOBAL GROUP, INC.
                               1998 INCENTIVE PLAN
                            (Full Title of the Plan)
                      ------------------------------------



          Name, Address and Telephone              Copy of communications to:
         Number of Agent for Service:

            ROBERT E. GARRISON II                    JAMES M. HARBISON, JR.
    PRESIDENT AND CHIEF EXECUTIVE OFFICER            PORTER & HEDGES, L.L.P.
         PINNACLE GLOBAL GROUP, INC.                700 LOUISIANA, SUITE 3500
          5599 SAN FELIPE, SUITE 555                HOUSTON, TEXAS 77002-2764
             HOUSTON, TEXAS 77056                    PHONE:  (713) 226-0600
            PHONE: (713) 993-4610


                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                 PROPOSED MAXIMUM         PROPOSED
                                                 AMOUNT TO           OFFERING        MAXIMUM AGGREGATE        AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED      BE REGISTERED(1)  PRICE PER SHARE(2)   OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, par value $.01 per share           1,037,576           $4.1875             $4,344,850            $1,148
============================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provision of the Pinnacle Global Group, Inc. 1998 Incentive Plan (the "Incentive Plan").

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low prices of the Common Stock reported on the NASDAQ National Market on February 4, 2000. Pursuant to General Instruction
     E. to Form S-8, the registration fee is calculated only with respect to the additional securities registered under the Incentive Plan.

     This registration statement registers an additional 1,037,576 shares of Common Stock related to the 1998 Incentive Plan which are the same class as other securities for which a registration statement on Form S-8, No. 333-72325 (the "Previous Registration Statement"), has been previously filed. Pursuant to General Instruction E. of Form S-8, the contents of the Previous Registration Statement are hereby incorporated by reference.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS



EXHIBITS                           DESCRIPTION
--------                           -----------

5.1        --   Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).
23.1       --   Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2       --   Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
24.1       --   Powers of Attorney (included on signature page of previously filed Registration Statement No. 333-72325).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of February, 2000.

                                   PINNACLE GLOBAL GROUP, INC.



                                   By:           /s/ ROBERT E. GARRISON II
                                       -----------------------------------------
                                                  Robert E. Garrison II,
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 8th day of February, 2000.



                  SIGNATURE                              TITLE
                  ---------                              -----

           /s/ ROBERT E. GARRISON II          President, Chief Executive Officer
           -------------------------------       and Director
             ROBERT E. GARRISON II


           /s/ TITUS H. HARRIS, JR.           Chairman of the Board
           -------------------------------       and Director
             TITUS H. HARRIS, JR.


            /s/ DONALD R. CAMPBELL            Vice Chairman, Principal Financial
           -------------------------------       Officer, Principal Accounting
              DONALD R. CAMPBELL                 Officer and Director


              /s/ DON A. SANDERS              Vice Chairman and Director
           -------------------------------
                DON A. SANDERS


                       *                      Director
           -------------------------------
              STEPHEN M. RECKLING


                       *                      Director
           -------------------------------
                PETER W. BADGER


              /s/ RICHARD C. WEBB             Director
           -------------------------------
                RICHARD C. WEBB


                       *                      Director
           -------------------------------
                  TONY COEHLO

                       *                      Director
           -------------------------------
               W. BLAIR WALTRIP


                       *                      Director
           -------------------------------
                JAMES H. GREER


                       *                      Director
           -------------------------------
                JOHN H. STYLES


                       *                      Director
           -------------------------------
                T. CRAIG BENSON


               /s/ BEN T. MORRIS              Director
           -------------------------------
                 BEN T. MORRIS


              /s/ GEORGE L. BALL              Director
           -------------------------------
                GEORGE L. BALL


           *By: /s/ ROBERT E. GARRISON II
               ---------------------------
               ROBERT E. GARRISON II, AS
                   ATTORNEY-IN-FACT

                                INDEX TO EXHIBITS




EXHIBITS                                DESCRIPTION
--------                                -----------

5.1        --   Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).
23.1       --   Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2       --   Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
24.1       --   Powers of Attorney (included on signature page of previously filed Registration Statement No. 333-72325).